333-_________
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                   -----------

                         FIRST FINANCIAL BANCORPORATION
             (Exact name of registrant as specified in its charter)


             IOWA                                               42-1259867
-------------------------------                            -------------------
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)



                204 East Washington Street, Iowa City, Iowa 52240
--------------------------------------------------------------------------------
          (Address of principal executive offices, including zip code)

                         FIRST FINANCIAL BANCORPORATION
                          1997 STOCK COMPENSATION PLAN
                            (Full title of the Plan)

                              A. RUSSELL SCHMEISER
               Executive Vice President & Chief Operating Officer
                   204 East Washington, Iowa City, Iowa 52240
                     (Name and address of agent for service)

                                 (319) 356-9038
     (Telephone number, including area code of agent for service of process)


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
Title            Amount         Proposed        Proposed      Amount
Securities       to be          Maximum         Maximum       of
to be            Registered     Offering        Aggregate     Registration Fee
Registered                      Price pe        Offering      (1/33rd of 1% of
                                Share*          Price         Aggregate Offering
                                                              Price)
--------------------------------------------------------------------------------
$1.25 Par Value
Common Stock     262,500        $23.75          $6,234,375    $1,889.20
--------------------------------------------------------------------------------

*Pursuant to Rule 457(c) and (h), based on the average bid and asked prices of shares of the Registrant's Common Stock as of August 25, 1997, on the National Association of Securities Dealers OTC Bulletin Board.

                             Exhibit Index - Page 9
                               Page 1 of 11 Pages
                                        1

Cross Reference Sheet Showing Location
of Items Called for by Form S-8


Form S-8 Item No.                           Caption in Prospectus

1 ..........................................Not Applicable

2 ..........................................Not Applicable

                                            Caption in Registration Statement

3 ..........................................Incorporation of Documents
                                            by Reference

4 ..........................................Description of Securities

5 ..........................................Interests of Named Experts
                                            and Counsel

6 ..........................................Indemnification of Directors
                                            and Officers

7 ..........................................Exemption from Registration
                                            Claimed

8 ..........................................Exhibits...

9 ..........................................Undertakings

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

a) The  Registrant's  latest annual report filed on Form 10-K, filed pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") which contains audited financial statements for the Registrant's latest fiscal year.

b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

c) The description of such class securities which is contained in the Registrant's Registration Statement filed under Section 12 of the Exchange Act, including any amendments or report filed for the purpose of updating such description.

d) The Registrant's definitive proxy statement filed pursuant to Section 14 of the Exchange Act in connection with the latest annual meeting of its stockholders, and any definitive proxy or information statements so filed in connection with any subsequent special meetings of its stockholders.

e) Information as to stock options, including the amount outstanding, exercises, prices and expiration dates, included in the Registrant's proxy statements, annual reports or appendices to the prospectus.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part thereof from the date of the filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be supplemented, modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein supplements, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so supplemented, modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's Composite Restatement of Articles of Incorporation and Composite Restatement of Corporate Bylaws provide that the Registrant shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the Iowa Business Corporation Act (the "IBCA"). The IBCA provides that a company may indemnify its officers and directors if (i) the person acted in good faith, and (ii) the person reasonably believed, in the case of conduct in the person's official capacity with the company, that the conduct was in the company's best interests, and in all other cases, that the person's conduct was at least not opposed to the company's best interests, and (iii)in the case of any criminal proceeding, the person had noreasonable cause to believe the person's conduct was unlawful. The Registrant is required to indemnify officers and directors against reasonable expenses incurred in connection with any proceeding in which they are wholly successful, on the merits or otherwise, to which the person may be a party because of the person's position with the Registrant. If the proceeding is by or in the right of the Registrant, indemnification may be made only for reasonable expenses and may not be made in respect of any proceeding in which the person shall have been adjudged liable to the Registrant. Further, any such person may not be indemnified in respect to any proceeding that charges improper personal benefit to the person, in which the person shall have been adjudged to be liable.

The Registrant maintains directors' and officers' liability insurance, which indemnifies directors and officers of the Registrant against certain damages and expenses relating to claims against them for negligent acts, errors or omissions.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.


ITEM 8.   EXHIBITS

A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

ITEM 9.   UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement.

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs a(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant: Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Iowa City, State of Iowa on the 26th day of August, 1997.

                                    FIRST FINANCIAL BANCORPORATION
                                        (Registrant)


                                        //s//Robert M. Sierk
                                    By ________________________________________
                                       Robert M. Sierk
                                       President and Chief Executive Officer


                                POWER OF ATTORNEY

Know all men by these presents, that each of the undersigned hereby constitutes and appoints Robert M. Sierk and A. Russell Schmeiser, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         SIGNATURE                   TITLE                             DATE

//s//Robert M. Sierk
------------------------    President, Chief Executive Officer,  August 26, 1997
Robert M. Sierk             and Director

//s//A. Russell Schmeiser
------------------------    Executive Vice President, Chief      August 26, 1997
A. Russell Schmeiser        Operating Officer, Principal Financial
                            Officer and Director

//s//Fritz L. Duda
------------------------    Director                             August 26, 1997
Fritz L. Duda

//s//Ralph J.Russell
------------------------    Director                             August 26, 1997
Ralph J. Russell

//s//Larry D. Ward
------------------------    Director and Chairman of             August 26, 1997
Larry D. Ward               the Board

                         FIRST FINANCIAL BANCORPORATION

                         FORM S-8 REGISTRATION STATEMENT

                                  Exhibit Index

Reg. S-K
Item 601
Exhibit No.                    Exhibit                                    Page #

4       Instruments defining the rights of security holders. See ...............
        "Description of the Common Stock of the Holding Company" at page 30 of Amendment No. 1 to the Registration Statement
        Form S-4 filed under Registration Statement Number 33-893 dated November 12, 1985.

5       Opinion of Nyemaster, Goode, Voigts, West, Hansell & O'Brien,.........10
        P.C., legal counsel to Registrant

23(a)   Consent of McGladrey & Pullen, LLP, Independent Auditors .............11

23(b)   Consent of Nyemaster, Goode, Voigts, West, Hansell & O'Brien,.........10
        P.C., legal counsel to Registrant (included as part of Exhibit 5)

24      Powers of Attorney ...................................................7

99(a) First Financial Bancorporation 1997 Stock Compensation Plan as adopted by shareholders on April 8, 1997, filed as an Exhibit to the Registrant's March 7, 1997 Proxy Statement, is incorporated herein by reference.

*Only pages of manually signed original of the Registration Statement are numbered sequentially.

                                    EXHIBIT 5

                                 August 15, 1997
Board of Directors
First Financial Bancorporation
204 East Washington Street
Iowa City, Iowa  52240

Gentlemen:

We have acted as legal counsel for First Financial Bancorporation, an Iowa corporation (the "Company"), in connection with the proposed issuance of up to an aggregate of 262,500 shares of the Company's $1.25 Par Value Common Stock (the "Shares") pursuant to the Company's 1997 Stock Compensation Plan (the "Plan").

We have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, certificates, and statements of officers and accountants of the Company and of public officials and such other documents as we have considered relevant and necessary for the opinion hereinafter set forth.

On the basis of the foregoing, it is our opinion that when the Shares are issued in accordance with the Plan they shall have been legally issued, fully paid and non-assessable Shares of the Company.

We hereby consent to the filing of this opinion as an Exhibit to the Company's Registration Statement on Form S-8.

Very truly yours,

Nyemaster, Goode, Voigts, West,
   Hansell & O'Brien, P.C.

    //s//Gregory P. Page
By________________________
    Gregory P. Page

                 EXHIBIT 23(a) - CONSENT OF INDEPENDENT AUDITORS







We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the First Financial Bancorporation 1997 Stock Compensation Plan of our report dated February 7, 1997, with respect to the consolidated financial statements of First Financial Bancorporation and subsidiaries, included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                        //s//McGladrey & Pullen
                                                         McGLADREY & PULLEN, LLP


Iowa City, Iowa
August 26, 1997